Exhibit 3.1

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

05/15/2026

Work Order Item Number:	W2026051501657 - 5221734
Filing Number:	20265745152
Filing Type:	Annual List
Filing Date/Time:	05/15/2026 23:06:53 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E0224812018-1

Entity Name: JS BEAUTY LAND NETWORK TECHNOLOGY INC

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
INCORP SERVICES, INC.*
9107 West Russell Road Suite 100, Las Vegas, NV 89148, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

401 N. Carson Street
Carson City, NV 89701

1 State of Nevada Way
Las Vegas, NV 89119

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Annual or Amended List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

CORPORATION, INDICATE THE Manager:

Name	Country	Address	City	State	Zip/Postal Code
Mark Zilin Wang	CAN	38637 Cariboo Hwy	Hixon	BC	V0K 1S0

CORPORATION, INDICATE THE Secretary:

Name	Country	Address	City	State	Zip/Postal Code
FAXIAN QIAN	CHN	R 1305 Jingfeng Center, 1698 Shuanglong Rd Jiangning Distict Nanjing	Jiangsu		21110-6

CORPORATION, INDICATE THE Director:

Name	Country	Address	City	State	Zip/Postal Code
FAXIAN QIAN	CHN	R 1305 Jingfeng Center, 1698 Shuanglong Rd Jiangning Distict Nanjing	Jiangsu		21110-6

CORPORATION, INDICATE THE President:

Name	Country	Address	City	State	Zip/Postal Code
FAXIAN QIAN	CHN	R 1305 Jingfeng Center, 1698 Shuanglong Rd Jiangning Distict Nanjing	Jiangsu		21110-6

CORPORATION, INDICATE THE Treasurer:

Name	Country	Address	City	State	Zip/Postal Code
FAXIAN QIAN	CHN	R 1305 Jingfeng Center, 1698 Shuanglong Rd Jiangning Distict Nanjing	Jiangsu		21110-6

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Mark
Signature of Officer, Manager, Managing Member,

Title: Authorized Signer

Date: 05/15/2026

General Partner, Managing Partner, Trustee, Subscriber, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

JS BEAUTY LAND NETWORK TECHNOLOGY INC

Nevada Business Identification # NV20181330199
Expiration Date: 05/31/2027

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 05/15/2026.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202605156686059
You may verify this certificate
online at https://www.nvsilverflume.gov/home